Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-249403) of Compass Pathways plc of our report dated March 9, 2021 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
March 9, 2021